                                                          [LOGO] LINCOLN
                                                          FINANCIAL GROUP(R)
                                                          LINCOLN LIFE

The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT  06103-1106

September 18, 2001

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re: LLANY Separate Account R for Flexible Premium Variable Life Insurance ("Account")
     Lincoln Life & Annuity Company of New York
     Post-Effective Amendment Number 7, File No. 333-46113

Dear Sir or Madam:

This opinion is furnished in connection with the filing of the Registration Statement on Form S-6 by Lincoln Life & Annuity Company of New York under the Securities Act of 1933. The Prospectus included in said Registration Statement describes flexible premium variable universal life insurance policies (the "Policies"). The forms of Policies were prepared under my direction.

In my opinion, the illustrations of benefits under the Policies included in the section entitled "Illustrations" in the Prospectus, based on assumptions stated in illustrations, are consistent with the provisions of the forms of the Policies. The ages selected in theillustrations are representative of the manner in which the Policies operate.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and the reference to me under the heading "Experts" in the Prospectus.

Very truly yours,

/s/ Vaughn W. Robbins

Vaughn W. Robbins, FSA, MAAA